Exhibit (j)(1)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of TD Asset Management USA Funds Inc. filed as part of Post-Effective Amendment No. 26 to the Registration Statement (File No. 33-96132).

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP

New York, New York
February 27, 2007